PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of May 6, 2022 (the “Effective Date”) by and between AEI INCOME & GROWTH FUND 26 LLC, a Delaware limited liability company (“Seller”) and AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership (“Buyer”). Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in the real property and improvements thereupon located at 4090 Commonwealth Avenue, Eau Claire, Wisconsin 54701 as more particularly described on Exhibit “A” attached hereto (the “Property”).

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Property.  The property to be sold to Buyer in this transaction consists of all of Seller’s undivided 46% interest in the Property, as tenant in common.

2.
Lease.  The Property is being sold subject to an existing Lease of the Property dated January 20, 1998 by and between Buyer and Seller, on one hand, collectively as lessor (pursuant to that certain Assignment and Assumption of Lease dated January 31, 2008 by and between Eau Claire Equity Fund Limited Partnership, a Tennessee limited partnership, as assignor, and Buyer and Seller, collectively as assignee, and that certain Assignment and Assumption of Lease dated June 6, 2019 by and between AEI Income & Growth Fund 23 LLC, a Delaware limited liability company, as assignor, and Seller, as assignee), and Best Buy Stores, L.P., a Delaware limited partnership (pursuant to that certain Assignment and Assumption of Lease dated February 16, 1998 by and between Best Buy Co., Inc., a Minnesota corporation, as assignor, and Best Buy Stores, L.P., as assignee), as lessee, on the other hand (the “Tenant”) (collectively, the “Lease”). A Memorandum of Lease evidencing the Lease dated January 20, 1998 was recorded January 28, 1998 as Document No. 731635 in the public records of Eau Claire County, Wisconsin. The Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all right, title, and interest of Seller in and to all leases and other agreements to occupy all or any portion of the Property that are in effect on the Effective Date or which Seller executed prior to Closing (as hereinafter defined) pursuant to the terms of this Agreement.

3.
Purchase Price.  The Purchase Price for the Property is $3,726,000.00 (the “Purchase Price”). The parties acknowledge and agree that the Purchase Price is based upon the fair market value of the of the Property as determined by CBRE, Inc., an independent, third-party commercial property appraiser, and the Purchase Price was derived with material assistance and reliance on that certain Appraisal Report dated May 4, 2022 under CBRE file number CB22US043395-1.  If all conditions precedent to Buyer’s obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Closing Agent (as defined below) on or before the Closing Date.

4.
Terms.  Buyer shall pay the Purchase Price to Seller at Closing, subject to the adjustments and closing costs described in Section 6 herein.

5.
Closing Date.  Escrow shall close (the “Closing”) on or before thirty (30) days from the Effective Date of this Agreement (the “Closing Date”), unless the parties mutually agree otherwise.

6.
Closing Costs.  Seller shall pay all transfer taxes (state, county, and municipal, as applicable) and all recording fees. Both parties represent to the other that they have not been represented by a broker, and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party.

7.
Real Estate Taxes, Special Assessments and Prorations.  Pursuant to the Lease, Tenant is responsible for paying all real property taxes for the current tax period and all expenses (including but not limited to common area maintenance expenses and fees).  Therefore, no real property tax prorations will occur between the parties at Closing.

All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the Closing Date. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the Closing Date. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred, on and after the Closing Date.

8.
Seller’s Representations and Agreements.

a)
Seller represents and warrants as of this date that:

i.
Except for the existing Lease with the existing Tenant, Seller is not aware of any leases of the Property.

ii.
Seller has not received notice of any pending litigation or condemnation proceedings against the Property or Seller’s interest in the Property.

iii.
Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the Closing Date.

b)
Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer’s prior consent, which will not be unreasonably withheld or delayed.

9.
Disclosures.

a)
As of the Effective Date hereof, Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller’s knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement and the Earnest Money will be returned.

b)
As of the Effective Date hereof, Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement and the Earnest Money will be returned.

c)
As of the Effective Date hereof, Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller’s knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer’s successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller’s gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement and the Earnest Money will be returned.

d)
Buyer agrees that it is purchasing the Property in its present condition, “as is, where is,” and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

e)
Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any representations or information provided by Seller or to be provided by Seller, except as set forth herein. Buyer further acknowledges that the information provided, or to be provided, by Seller with respect to the Property was obtained from a variety of sources and Seller has not (a) made independent investigation or verification of such information, and (b) makes no representations as to the accuracy or completeness of such information, except as herein set forth. The sale of the Property as provided for herein is made on an “as-is, where-is” basis and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, suitability for lease, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property. Seller makes no representations of any sort that ownership of the Property will result in a profit to any Buyer.

f)
Buyer acknowledges that Seller cannot, and does not, make any representation as to (a) the success, or lack thereof, of the Property or continuation of the Lease post-Closing, or (b) the appropriateness of purchasing the Property for the Buyer’s individual tax or financial situation or tax or financial objectives. Buyer acknowledges that he or she is relying solely upon his or her own examination of the Property and all facts surrounding the purchase of the Property including the merits and risks involved therein.

The Parties agree that the provisions of this Section 9, subsections (a) through (f), shall survive the Closing Date for a period of six (6) months.

10.
Closing.

a)
Before the Closing Date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions provided herein.

b)
On or before the Closing Date, Buyer will deposit into escrow the balance of the Purchase Price when required hereunder and any additional funds required of Buyer (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the Title Company any other documents reasonably required by the Title Company to close escrow.

c)
On or before the Closing Date, Seller and Buyer will deliver or cause to be delivered to Escrow Agent an Assignment and Assumption of Lease, duly executed and acknowledged by Seller and Buyer, assigning all of Seller’s interest in, to, and under the Lease to Buyer.

d)
If required by the terms of the Lease, on or before the Closing Date, Seller will deposit into escrow a notice to Tenant of the sale of the Property to Buyer and of the Assignment and Assumption of Lease, such notice to be delivered by the Title Company to Tenant upon Closing.

e)
On the Closing Date, if escrow is ready to close, the Title Company will: record the deed in the official records of the county where the Property is located; cause the Title Company to commit to issue the title policy; immediately deliver to Seller the portion of the Purchase Price deposited into escrow by cashier’s check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the Title Company’s certified combined Closing statement showing all charges to all parties and take all other actions necessary to close escrow.

11.  Defaults.  IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BY REASON OF A DEFAULT OF BUYER UNDER THIS AGREEMENT, THE EARNEST MONEY (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND

EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON AFTER NEGOTIATION AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR BY REASON OF BUYER’S DEFAULT. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISIONS COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL OR HAD THE OPPORTUNITY TO SEEK COUNSEL TO UNDERSTAND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED. IF SELLER SHALL DEFAULT HEREUNDER, THEN BUYER MAY TERMINATE THIS AGREEMENT, WHEREUPON THE ENTIRE EARNEST MONEY SHALL BE RETURNED TO BUYER (TOGETHER WITH ALL INTEREST, IF ANY, EARNED THEREON) AS BUYER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. BUYER HEREBY EXPRESSLY WAIVES, RELINQUISHES AND RELEASES ANY OTHER RIGHT OR REMEDY AVAILABLE TO IT AT LAW, IN EQUITY OR OTHERWISE BY REASON OF SELLER’S INABILITY OR FAILURE TO PERFORM ITS OBLIGATIONS.

12.
Buyer’s Representations and Warranties.

a)
Buyer represents and warrants to Seller as follows:

i.
In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the closing or after the Closing Date, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

ii.
Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

iii.
To Buyer’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

13.
Damages, Destruction and Eminent Domain.

a)
If, prior to the Closing Date, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer’s option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer’s right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

b)
If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.

c)
If, prior to the Closing Date, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer’s option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

d)
In the event that this Agreement is terminated by Buyer pursuant to this Agreement, the Earnest Money shall be immediately returned to Buyer after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

14.
1031 Exchange.  Buyer and Seller shall reasonably cooperate with each other, at no additional cost, obligation, or liability if either party intends to structure this transaction as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended.

15.
Cancellation.  If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to Escrow Agent a notice containing the address of the party in breach and stating that this Agreement shall be cancelled unless the breach is cured within three (3) days following the delivery of the notice to the breaching party. Within three (3) days after receipt of such notice, the Escrow Agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within three (3) days following the delivery of the notice to the breaching party, this Agreement shall be cancelled.

16.
Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which shall constitute one and the same instrument.

17.
Expiration.  Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller, and Seller has five (5) days from receipt hereof within which to accept this offer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller, and their respective successors and assigns.

18.
Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

19.
Notices.  All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or by email to the respective email address set forth below, or to such other address as such party may hereafter designate by written notice to the other party. Refusal, rejection, or return of any notice otherwise properly delivered as set forth herein shall be deemed to constitute delivery of such notice.  Notice given in accordance herewith shall be deemed effectively given upon delivery to the address of the addressee.

If to Seller:

AEI Income & Growth Fund 26 LLC
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Kyle Hagen
Email: khagen@aeifunds.com

If to Buyer:

AEI Income & Growth Fund XXI Limited Partnership
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Marissa Lassaux
Email: mlassaux@aeifunds.com

20.
Miscellaneous.

a)
This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney’s fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b)
If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.

c)
Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier’s checks or wire transfers, subject to the Title Company’s requirements.

d)
Buyer shall have the right to assign this Contract at Closing to any entity or entities affiliated with or related to Buyer without the consent of Seller (provided that Buyer shall notify Seller at least five (5) days prior to Closing to allow the parties to modify the Closing documentation accordingly).  Other than the foregoing, Buyer shall not be entitled to assign any of its right, title, and interest herein without Seller’s prior consent. Any assignee shall expressly assume all of Buyer’s duties, obligations, and liabilities hereunder, and Buyer shall not be released from any of its obligations hereunder.

e)
Whenever the last day for the exercise of any right or the discharge of any obligation under this Contract shall fall upon a Saturday, Sunday, or any public or legal holiday, the party having such right or obligation shall have until 5:00 p.m. (Central Standard Time) on the next succeeding regular business day to exercise such right or discharge such obligation.  Time is of the essence of this Contract.

f)
The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof.

g)
All of the provisions of this Agreement shall insure to the benefit of and be binding upon the successors and assigns of the Parties hereto.

h)
No failure to strictly enforce any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision.

i)
This Agreement may be executed in one or more counterparts by the Parties hereto.  All counterparts shall be construed together and shall constitute one agreement.  Each counterpart shall be deemed an original hereof notwithstanding less than all of the Parties may have executed it.  All facsimile and emailed executions shall be treated as originals for all purposes.

j)
All Parties agree to sign any and all further documents reasonably necessary to implement the terms hereof.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement to be effective as of the Effective Date.

SELLER:

AEI INCOME & GROWTH FUND 26 LLC,
a Delaware limited liability company

By:    AEI Fund Management XXI, Inc.
          a Minnesota corporation
          its Managing Member

By: _/s/ Marni Nygard_____________
Name:  Marni Nygard
Title:  President
Date: May 6, 2022

BUYER:

AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP,
a Minnesota limited partnership

By:    AEI Fund Management XXI, Inc.
          a Minnesota corporation
          its Corporate General Partner

By: _/s/ Marni J Nygard_____________
Name:  Marni Nygard
Title:  President
Date: May 6, 2022

EXHIBIT A

(Legal Description)

Lot 8 of Certified Survey Map #713 recorded in Volume 3 of Certified Survey Maps, page 390 as Document No. 596743. Re-recorded as Certified Survey Map #768 in Volume 4 of Certified Survey Maps, page 97 as Document No. 607512, being part of Lot 6, Plat of Oak Pointe, located in the City of Eau Claire, Eau Claire County, Wisconsin.

Together with those appurtenant easements established in Slope Easement Agreement recorded as Document No. 597474, recorded as Document No. 597489 and Reciprocal Easement and Operation Agreement recorded as Document No. 597454, First Modification recorded as Document No. 687773, Second Modification recorded as Document No. 698954 and Easement for Erection of Panel recorded as Document No. 597417.